Exhibit 10.29

Applied DNA Sciences, Inc.

November 11, 2014

James A. Hayward

Chairman, President & CEO

Applied DNA Sciences

50 Health Sciences Drive

Stony Brook, NY 11790

Re:	Exchange of Promissory Note

Dear Dr. Hayward:

Reference is made to that certain 12.5% Promissory Note issued by Applied DNA Sciences, Inc. (the “Company”), to you (the “Holder”), as of September 11, 2014, in the original principal amount of One Million Dollars ($1,000,000.00) (the “Note”).

As you know, the Company has filed a Registration Statement on Form S-1 (File No. 333-199121) with the Securities Exchange Commission in connection with the proposed sale of up to $12,000,000 of shares of the Company’s common stock, par value $0.001 per share (“Common Stock”), and related warrants to purchase Common Stock (“Warrants”), plus up to $1,800,000 of shares of Common Stock and Warrants subject to an over-allotment option granted by the Company to the underwriters (the “Public Offering”).

This letter shall confirm our understanding that in connection with the Public Offering, the Company and Holder shall exchange the Note for shares of Common Stock and Warrants, as set forth herein, in reliance upon the exemption from registration provided by Section 3(a)(9) of the Securities Act of 1933, as amended (the “Securities Act”), it being understood, for the avoidance of doubt, that such payment is in full satisfaction of all amounts otherwise owed to Holder with respect to the Note, including for accrued interest on the Note.

The Exchange. At the Closing (as defined below), the Company will, in exchange and as full consideration for the Note, issue such number of shares of Common Stock determined by the quotient obtained by dividing the outstanding principal and interest of the Note by the per share price of the Common Stock sold in the Public Offering (the “Exchange Shares”) and related Warrants (collectively with the Exchange Shares, the “Exchange Securities”).

Closing. The closing of the transactions contemplated hereunder (the “Closing”) will take place immediately prior to the closing of the Public Offering. The Company shall deliver to Holder the Exchange Securities upon receipt from Holder of the original Note for cancellation.

Certain Representations and Warranties. Holder hereby represents and warrants to the Company that the following statements are complete and accurate as of the date of this letter and will be complete and accurate as of the Closing:

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Ownership. Holder is the sole beneficial owner of the aggregate principal amount and any and all accrued and unpaid interest thereon, as the case may be, of the Note, such Note is owned free and clear of all liens and other claims, encumbrances or restrictions on sale of any sort whatsoever, and upon the occurrence of the Closing hereunder, the Company shall acquire sole beneficial ownership of the Note, free and clear of all liens and other claims, encumbrances or restrictions on sale of any sort whatsoever arising from or through Holder. To the knowledge of Holder, no proceedings relating to Holder are pending or threatened before any court, arbitrator or administrative or governmental body that would adversely affect Holder’s right to transfer the Note to the Company.

Authorization and Binding Obligation. Holder has the requisite competence and authority to enter into this letter agreement, to carry out his obligations hereunder and to consummate the transactions contemplated hereby. Holder has taken all actions necessary to authorize the execution and delivery of this letter agreement, the performance by Holder of his obligations hereunder and the consummation by Holder of the transactions contemplated hereby. This letter agreement has been duly executed and delivered by Holder and constitutes the legal, valid and binding obligations of Holder enforceable against Holder in accordance with their respective terms.

Accredited Investor; Investment. Holder is an “accredited investor” (as such term is defined in Rule 501(a) of Regulation D under the Securities Act). Holder is knowledgeable, sophisticated and experienced in business and financial matters and has previously invested in securities similar to the Exchange Securities. Holder is able to bear the economic risk of his investment in the Exchange Securities and is presently able to afford the complete loss of such investment and has been afforded access to information about the Company and its financial condition, results of operations, business, property and management sufficient to enable Holder to evaluate his investment in the Exchange Securities. The Exchange Securities will be acquired by Holder for investment for Holder’s own account, not as a nominee or agent, and not with a view to the public resale or distribution thereof within the meaning of the Securities Act, except pursuant to resales registered or exempt under the Securities Act. Holder has a pre-existing personal or business relationship with the Company and/or one or more of its officers or directors. Holder has made an independent decision to exchange the Note based on the information available to Holder, which he has determined is adequate for that purpose. Holder acknowledges that he has independently made his own analysis and decision to sell the Note without reliance upon the Company and based on such information as he has deemed appropriate in his independent judgment. Holder has not relied on any information (in any form, whether written or oral, including any representation or warranty of the Company) furnished by the Company or on the Company’s behalf in making that decision (other than the representations of the Company expressly set forth herein). Holder further acknowledges that it has not relied on the Company or the Company’s representatives for any tax advice related to the transactions contemplated hereunder and that Holder has consulted with his own tax advisor with respect to the application of the United States Federal income tax laws to his particular situation as well as any tax consequences of the exchange of the Note for the Exchange Securities and the ownership and disposition of the Exchange Securities. Neither the Company nor its affiliates, respective officers, employees, agents or

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controlling persons have provided any investment advice or rendered any opinion to Holder as to whether the exchange of the Note for the Exchange Securities is prudent or suitable.

This letter agreement and the Note constitute and contain the entire agreement among the Company and Holder regarding the subject matter hereof and supersedes any and all prior agreements, negotiations, correspondence, understandings and communications among the parties, whether written or oral, respecting the subject matter hereof.

The provisions of Section 7 of the Note regarding governing law, exclusive jurisdiction and waiver of jury trial are hereby incorporated into this letter agreement as if set forth fully herein and shall apply mutatis mutandis.

Please acknowledge your agreement to the foregoing in the space provided below and return your signed acknowledgment to me at your earliest convenience.

Applied DNA Sciences, Inc.

By:	/s/ Karol Kain Gray
Name:	Karol Kain Gray
Title:	Chief Financial Officer

Acknowledged and Agreed:

By:	/s/ James A. Hayward
James A. Hayward

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